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EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Mobile Nation, Inc. (the "Company") for the quarterly period ended December 31, 2004 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 28, 2005        By:  /S/ REX MORDEN
                                -------------------
                                Rex A. Morden
                                Chief Executive Officer
                                (principal executive officer)


Dated: February 28, 2005        BY:  /S/  MICHAEL MCGHEE
                                --------------------------
                                Michael McGhee
                                Executive Vice-President, Finance
                                (principal financial and accounting
                                officer)